      As filed with the Securities and Exchange Commission on December 1, 1997
                                                    Registration No. 333-41223

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                ---------------

                                 ANALOGY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

              OREGON                                 93-0892014
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)              Identification Number)

                                ---------------

                9205 S.W. Gemini Drive, Beaverton, Oregon 97008
         (Address, including zip code, of Principal Executive Offices)

                                ---------------

         AMENDED AND RESTATED ANALOGY, INC. 1993 STOCK INCENTIVE PLAN

                           (Full Title of the Plan)

                                ---------------

                                Gary P. Arnold
                     President and Chief Executive Officer
                                 Analogy, Inc.
                9205 S.W. Gemini Drive, Beaverton, Oregon 97008
                                (503) 626-9700
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                ---------------

                                with copies to:
                            Stephen M. Going, Esq.
                   Ater Wynne Hewitt Dodson & Skerritt, LLP
             222 S.W. Columbia, Suite 1800, Portland, Oregon 97201
                                (503) 226-1191

                        CALCULATION OF REGISTRATION FEE

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Title of Securities     Amount to be         Proposed Maximum              Proposed Maximum               Amount of
 to be Registered        Registered     Offering Price per Share (1)   Aggregate Offering Price (1)   Registration Fee (2)
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
Common Stock, no
par value             200,000 shares             $   5.50                        $ 1,100,000                $  333.34
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

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the aggregate offering price is based on the average of high and low per share sales prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on November 25, 1997.

(2) Fee amount paid upon initial filing of Registration Statement on November 26, 1997.

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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of Common Stock for offer and sale under the Amended and Restated Analogy, Inc. 1993 Stock Incentive Plan, for which a registration statement on Form S-8 (File No. 333-27515) is already effective. Except to the extent that exhibits are filed herewith, the contents of Analogy, Inc.'s registration statement on Form S-8 (File No. 333-27515) are hereby incorporated by reference.

ITEM 8.  EXHIBITS


    Number                        Description
    ------                        -----------

     5.0 Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

    23.1      Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP
              (included in legal opinion filed as Exhibit 5.0)

    23.2      Consent of KPMG Peat Marwick LLP

    24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)*

    99.0      Amended and Restated Analogy, Inc. 1993 Stock Incentive
              Plan, as amended

*Previously filed

ITEM 9.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in

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the registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (b) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on this 1st day of December, 1997.

                                           ANALOGY, INC.



                                           By: /s/ Gary P. Arnold
                                               --------------------------------
                                               Gary P. Arnold
                                               President and Chief Executive
                                               Officer



    Witness our hands on the date set forth below.

    Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        [SIGNATURES ON FOLLOWING PAGE]

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    Signature                            Title                       Date
    ---------                            -----                       ----

/s/ Gary P. Arnold
---------------------------      Chairman of the Board,
Gary P. Arnold                   President and Chief
                                 Executive Officer
                                 (Principal
                                 Executive Officer)                12/1/97

/s/ Terrence A. Rixford
---------------------------      Vice President, Finance
Terrence A. Rixford              and Administration
                                 (Principal Financial              12/1/97
                                 and Accounting Officer)

       *
---------------------------      Director                          12/1/97
Robert L. Cattoi

       *
---------------------------      Director                          12/1/97
John H. Faehndrich

       *
---------------------------      Director                          12/1/97
Neil E. Goldschmidt

       *
---------------------------      Director                          12/1/97
Frank Roehr

       *
---------------------------      Director                          12/1/97
Charles E. Sporck

       *
---------------------------      Director                          12/1/97
Martin Vlach


*By: /s/ Terrence A. Rixford
     -----------------------
     Terrence A. Rixford
     Attorney-in-Fact

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                               INDEX TO EXHIBITS


Exhibit                                                                  Page
Number   Exhibit                                                         No.
-------  -------                                                         ----

  5.0 Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

 23.1    Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP
         (included in legal opinion filed as Exhibit 5.0)

 23.2    Consent of KPMG Peat Marwick LLP

 24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)*

 99.0    Amended and Restated Analogy, Inc. 1993 Stock Incentive
         Plan, as amended

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*Previously filed